UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39012	26-3808434
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200 Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 333-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.02	Results of Operations and Financial Condition.

On July 13, 2021, Kura Sushi USA, Inc. issued a press release disclosing earnings and other financial results for its fiscal third quarter ended May 31, 2021, and that its management would review these results in a conference call at 5:00 p.m. (EST) on July 13, 2021. A copy of this press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Shahin Allameh as Chief Operating Officer

On July 9, 2021, the board of directors (the “Board”) of Kura Sushi USA, Inc. (the “Company”) appointed Shahin Allameh, 49, as Chief Operating Officer of the Company, effective as of July 26, 2021. Mr. Allameh will act as the principal operating officer of the Company during the time that he is serving as Chief Operating Officer.

Prior to his appointment as Chief Operating Officer of the Company, Mr. Allameh served for over 5 years as Chief Operating Officer of Luna Grill, a California-based fast casual concept, where he helped grow the brand from 16 to 49 locations. From 2013 to 2015, Mr. Allameh served as Director of Operations at Umami Burger where he oversaw the reorganization of the company’s procedures and guidelines, including the reorganization of the new unit opening team within the training department, as well as overseeing the opening of 13 locations within two years in new markets. Before joining Umami, Mr. Allameh was a Senior Director of Operations at Arby’s, where he led 38 company-owned Arby’s locations and worked closely with senior leadership on testing and product rollout. Previously, he was the Director of Operations and Franchise at Fili Enterprises, Inc, the owner of Daphne’s Greek Café restaurant brand. Mr. Allameh began his professional career as a General Manager and then District Manager at Sbarro, Inc.

There are no arrangements or understandings between Mr. Allameh and any other person pursuant to which Mr. Allameh was appointed to serve as Chief Operating Officer of the Company, and there is no family relationship between Mr. Allameh and any of the Company’s other directors or executive officers. There are also no related party transactions between Mr. Allameh and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Agreements entered into with Mr. Allameh

On July 9, 2021, in connection with Mr. Allameh’s appointment as Chief Operating Officer of the Company, Mr. Allameh entered into an employment agreement with the Company, effective July 26, 2021.

Employment Term and Position. The initial term of employment of Mr. Allameh will be until July 31, 2024, subject to automatic one-year extensions provided that neither party provides written notice of non-extension at least one hundred twenty (120) days prior to the expiration of the then-current term. During his term of employment, Mr. Allameh will serve as Chief Operating Officer of the Company.

Base Salary, Annual Bonus, Equity Compensation and Other Benefits. Pursuant to his employment agreement, Mr. Allameh is entitled to a base salary of $270,000. In addition, Mr. Allameh will be eligible to receive (i) annual performance-based cash bonuses, the amount and terms of which shall be in the discretion of the Compensation Committee of the Board, and (ii) equity awards, the form and terms of which will be as set forth pursuant to the applicable equity incentive plan and applicable award agreements. Mr. Allameh will also be entitled to other employee benefits including paid vacation in accordance with the Company’s policies, reimbursement of relocation expenses and reimbursement of reasonable business expenses.

Severance. For the period after October 31, 2021, the employment agreement for Mr. Allameh provides for severance upon a termination by the Company without Cause (as defined in the employment agreement), on the account of the Company’s failure to renew the employment agreement, or by Mr. Allameh for Good Reason (as defined in the employment agreement), in each case, subject to the execution of an effective release of claims in favor of the Company, its affiliates and their respective officers and directors by Mr. Allameh. If the employment agreement is terminated in any of the above-enumerated cases, Mr. Allameh will be entitled to severance consisting of (a) a lump sum payment equal to base salary for the year in which the termination occurs provided, however, that if the termination occurs before July 31, 2024, the lump sum payment shall only be one-half of base salary for the year in which the termination occurs, (b) reimbursement for the payment Mr. Allameh makes for COBRA coverage for a period of 12 months (provided, however, that if the termination occurs before July 31, 2024, the period shall be reduced to 6 months), or until Mr. Allameh has secured other employment, whichever occurs first, and (c) accelerated vesting of the applicable portion of Mr. Allameh’s options that would have vested between the termination date and August 31 of that same fiscal year.

Restrictive Covenants. Pursuant to the employment agreement, Mr. Allameh is subject to certain restrictive covenants including protection of Company confidential information and non-disparagement.

The description of the employment agreement with Mr. Allameh is qualified in its entirety by reference to the complete text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

In connection with Mr. Allameh’s appointment, Mr. Allameh and the Company will also enter into the Company’s standard indemnification agreement as of the effective date of this employment, the form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-232551).

Item 7.01	Regulation FD Disclosure.

On July 13, 2021, the Company issued a press release announcing the appointment of Mr. Allameh as Chief Operating Officer of the Company. A copy of the press release is being furnished as Exhibit 99.2 and hereby incorporated by reference.

The information furnished with Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 9, 2021, between Kura Sushi USA, Inc. and Shahin Allameh

99.1	Earnings Press Release dated July 13, 2021

99.2	COO Announcement Press Release dated July 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA SUSHI USA, INC.

Date:	July 13, 2021	By:	/s/ Steven H. Benrubi
		Name:	Steven H. Benrubi
		Title:	Chief Financial Officer, Treasurer and Secretary